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                                                                   Exhibit 11.3

                                     PSINet Inc.

                 Calculation of Pro Forma Loss per Share and Weighted
                       Average Shares Used in Calculation (1)




                                                         YEAR ENDED
                                                     DECEMBER 31, 1994
                                                     -----------------
Weighted average shares outstanding:
Common stock:
Shares outstanding at beginning of
  year............................................    12,309,283
19,803 shares issued from January 1,
1994 through March 7, 1994........................        14,117
712,180 shares issued from March 8, 1994
  through December 31, 1994, subject to
  SAB 83 using the treasury stock
  method..........................................       694,134
Shares from conversion of redeemable
  preferred stock, assuming conversion
  as of beginning of year.........................     6,852,125
Common stock equivalents:
Options and warrants to purchase 649,450
  shares of common stock granted from
  March 8, 1994 through December 31,
  1994, subject to SAB 83 using the
  treasury stock method...........................       525,231

                                                      20,394,890
                                                      ----------
                                                      ----------
Net loss..........................................   $(5,342,000)
                                                      -----------
                                                      -----------
Pro forma loss per share (unaudited)..............        $(0.26)
                                                      -----------
                                                      -----------

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(1) For a description of pro forma loss per share, see Note 1 of the Notes to the Consolidated Financial Statements incorporated by reference in Part II,
    Item 8 of this Form 10-K.